UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 2, 2022

MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way
Salt Lake City, Utah 84108
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (801) 584-3600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MYGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On June 2, 2022, the Board of Directors of Myriad Genetics, Inc. (the "Company") designated Natalie Munk, the Company's Chief Accounting Officer, to serve as the Company's principal accounting officer. Ms. Munk will assume responsibility as principal accounting officer from R. Bryan Riggsbee, who will continue his role as the Company's Chief Financial Officer and principal financial officer.

Ms. Munk, age 41, has served as the Company's Chief Accounting Officer since July 2020. Prior to joining the Company, she served as Service Line Leader, Managed Services, at the Connor Group, from January 2019 to July 2020. Prior to joining the Connor Group, Ms. Munk served in a number of positions of increasing responsibility at Ancestry.com, including Corporate Controller from June 2014 to December 2018, Global Controller from September 2012 to June 2014, Director of Accounting from August 2011 to September 2012, and Assistant Controller from July 2010 to August 2011. Ms. Munk also held various positions in the audit practice at Ernst & Young LLP from January 2005 to July 2010. Ms. Munk is a certified public accountant and earned her B.S. in Business Management from Brigham Young University and a Master of Accountancy from Utah State University.

In connection with her designation as principal accounting officer, Ms. Munk entered into the Company's standard indemnification agreement and severance and change in control agreement. Ms. Munk did not receive any additional compensation upon her designation as principal accounting officer of the Company. There are no arrangements or understandings between Ms. Munk and any other person pursuant to which Ms. Munk was designated as the Company's principal accounting officer. Additionally, Ms. Munk is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K, and she does not have any family relationships that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.

(e)

As reported below in Item 5.07, the Company held its 2022 Annual Meeting of Stockholders (the "Annual Meeting") at which the Company's stockholders approved the Company's Amended and Restated 2012 Employee Stock Purchase Plan (the "ESPP"), which (a) increased the number of shares authorized for issuance under the ESPP by an additional two million shares and (b) extended the term of the ESPP to November 30, 2032. A summary of the material terms of the ESPP is set forth in the Company's definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 14, 2022. A copy of the ESPP is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07 Submissions of Matters to a Vote of Security Holders

On June 2, 2022, the Company held its Annual Meeting. Of the 80,341,255 shares of Company common stock outstanding as of the record date of April 7, 2022, a quorum of 74,478,152 shares, or approximately 93% of the outstanding shares of Company common stock, was present in person (via webcast) or represented by proxy.

The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter.

Proposal No. 1: Election of Directors

To elect Paul J. Diaz, Heiner Dreismann, Ph.D., and Colleen F. Reitan to serve until the 2025 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement or removal.

	Votes	Votes	Votes	Broker
	For	Against	Abstained	Non-Votes
Paul J. Diaz	68,077,156	2,644,897	15,323	3,740,776
Heiner Dreismann, Ph.D.	66,782,307	3,931,557	23,512	3,740,776
Colleen F. Reitan	68,226,667	2,482,269	28,440	3,740,776

Proposal No. 2: Ratification of the Selection of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022

Votes	Votes	Votes
For	Against	Abstained
71,101,062	3,360,536	16,554

Proposal No. 3: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers, as Disclosed in the Proxy Statement

Votes	Votes	Votes	Broker
For	Against	Abstained	Non-Votes
67,116,767	3,590,907	29,702	3,740,776

Proposal No. 4: Approval of the Amended and Restated 2012 Employee Stock Purchase Plan

Votes	Votes	Votes	Broker
For	Against	Abstained	Non-Votes
69,631,530	1,090,170	15,676	3,740,776

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1+	Amended and Restated 2012 Employee Stock Purchase Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

(+) Management contract or compensatory plan arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: June 2, 2022	By:	/s/ R. Bryan Riggsbee
R. Bryan Riggsbee
Chief Financial Officer